UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  December 15, 2022

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	NEP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2022, the initial closing and funding occurred pursuant to the previously reported membership interest purchase agreement (membership purchase agreement) among NextEra Energy Partners, LP (NEP), two of NEP's indirect subsidiaries, NEP Renewables Holdings IV, LLC (NEP Renewables Holdings IV) and NEP Renewables IV, LLC (NEP Renewables IV), which holds ownership interests in specified renewable energy assets, and an affiliate of the Ontario Teachers' Pension Plan Board (OTPP). At the initial closing, NEP Renewables IV issued and sold approximately 69% of the total noncontrolling Class B membership interests (Class B membership interests) in NEP Renewables IV for approximately $710 million (the initial funding) to OTPP, and NEP, NEP Renewables Holdings IV, and OTPP entered into the amended and restated limited liability company agreement of NEP Renewables IV (LLC Agreement). This Current Report on Form 8-K is filed to report NEP's entry into the LLC Agreement.

An additional funding of approximately $178 million (the final funding) by OTPP pursuant to the membership purchase agreement for an additional approximately 17% of the total Class B membership interests of NEP Renewables IV is expected to occur by the end of the third quarter of 2023, subject to the conditions specified in the membership purchase agreement.

In accordance with the LLC Agreement, from the fifth to the tenth anniversary of the initial funding, NEP has the option (the buyout right), subject to certain limitations, to periodically purchase OTPP's Class B membership interests in NEP Renewables IV at a buyout price that implies a fixed pre-tax annual return of approximately 6.9% to OTPP (inclusive of all prior distributions). If exercised, NEP has the right to pay 100% of the buyout price in NEP non-voting common units, issued at the then-current market price of NEP common units, or cash (or a combination thereof), subject to limitations described in the LLC Agreement. If certain minimum buyouts have not occurred following the six-and-a-half year anniversary of the initial funding (which timing is subject to certain conditions), and in any event following the tenth anniversary of the initial funding, the allocation of NEP Renewables IV's cash distributions with respect to the Class B membership interests that OTPP, NEP and any other members of NEP Renewables IV owns would increase to 99%.

Pursuant to the LLC Agreement, following any exercise of the buyout right in which NEP issues non-voting common units, OTPP will have, among other rights, the right to receive pro rata quarterly cash distributions with respect to those NEP non-voting common units it owns and the right, subject to certain limitations, to convert the NEP non-voting common units into NEP common units on a one-for-one basis.

The information set forth above with respect to the description of the terms of the LLC Agreement is qualified in its entirety by the LLC Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Limited Liability Company Agreement of NEP Renewables IV, LLC, dated as of December 15, 2022
101	Interactive data files for this Form 8-K formatted in Inline XBRL
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 21, 2022

NEXTERA ENERGY PARTNERS, LP
(Registrant)

JAMES M. MAY
James M. May Controller and Chief Accounting Officer